Exhibit 99.1








For Immediate Release


Contact: James R. Moore
                  Urstadt Biddle Properties Inc.
                  203 863-8200

          URSTADT BIDDLE PROPERTIES INC. REPORTS FIRST QUARTER RESULTS


Greenwich,  Connecticut,  March 11, 2005.  Urstadt Biddle Properties Inc. (NYSE:
UBA and UBP) a real estate investment trust, today reported its results for the first quarter ended January 31, 2005.

Diluted Funds from Operations (FFO) for the first quarter of fiscal 2005 was $7,783,000, or $0.31 per Class A Common share and $0.28 per Common share, compared to $7,968,000 or $0.32 per Class A Common share and $0.29 per Common share in last year's first quarter. 2004's first quarter included $542,000 from lease termination payments received in that quarter.

Net income applicable to Class A Common and Common stockholders was $10,286,000 or $0.41 per diluted Class A Common share and $0.37 per diluted Common share in the first quarter of fiscal 2005 compared to $5,084,000 or $0.21 per diluted Class A Common share and $0.19 per diluted Common share in the same period of fiscal 2004. 2005's net income includes a gain on sale of real estate of $5,626,000 during the quarter.

Commenting on the quarter's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, "The leased portion of our core portfolio remained unchanged at 99% at the end of the quarter. During the quarter, we leased or renewed 72,000 square feet of space and added several quality retailers to our tenant base. We are focused on acquiring high quality shopping centers in our target region of Westchester and Putnam Counties in New York and Fairfield County in Connecticut. During the quarter we completed the acquisition of The Dock Shopping Center in Stratford, Connecticut for $50.25 million and are in contract to purchase another shopping center in Westchester County, New York for approximately $29 million."

UBP is a self-administered real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty-four (34) properties containing 3.7 million square feet of space.

 Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure. FFO is presented to assist investors in analyzing the performance of the Company. The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities. FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization. The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

                                 (Table Follows)


               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                           FIRST QUARTER 2005 RESULTS
                      (in thousands, except per share data)

                                                                         Three Months Ended
                                                                            January 31,

                                                                      2005                2004
                                                                      ----                ----
Revenues:
    Base rents                                                      $12,920             $12,437
    Recoveries from tenants                                           4,128               3,644
    Lease termination income                                              -                 542
    Interest and other                                                  212                 221
                                                                        ---                 ---
          Total Revenues                                             17,260              16,844
                                                                     ------              ------

Operating Expenses:
    Property operating                                                2,784               2,723
    Property taxes                                                    2,244               2,061
    Interest                                                          2,053               2,005
    Depreciation and amortization                                     3,031               2,754
    General and administrative expenses                               1,117               1,019
    Directors' fees and expenses                                         68                  57
                                                                     ------               ------
          Total Operating expenses                                   11,297              10,619
                                                                     ------               ------

Operating Income                                                      5,963               6,225
Minority Interests                                                     (92)                (92)
                                                                      -----                -----
Income from Continuing Operations                                     5,871               6,133
Discontinued Operations (including gain on sale
    of real estate of $5,626 and $0)                                  5,602                 138
                                                                      -----               -----
Net Income                                                           11,473               6,271
    Preferred Stock Dividends                                       (1,187)             (1,187)
                                                                    -------               -------

Net Income Applicable to Common and
Class A Common Stockholders                                         $10,286              $5,084
                                                                    =======              ======

Diluted Earnings Per Share:

Per Common Share:
    Income from  continuing operations                                $0.17               $0.18
    Discontinued operations                                           $0.20               $0.01
                                                                      -----               -----
Net Income Applicable to Common Stockholders                          $0.37               $0.19
                                                                      =====               =====

Per Class A Common Share:
    Income from continuing operations                                 $0.19               $0.20
    Discontinued operations                                           $0.22               $0.01
                                                                      -----               -----
Net Income Applicable to Class A Common
 Stockholders                                                         $0.41               $0.21
                                                                      =====               =====

Dividends Per Share:
   Common                                                             $0.20              $0.195
                                                                      =====              ======
   Class A Common                                                     $0.22              $0.215
                                                                      =====              ======

Weighted Average No. of Shares Outstanding:
    Common and Common Equivalent                                      7,004               6,595
                                                                      =====               =====

    Class A Common & Class A Common Equivalent                       18,889              18,687
                                                                     ======              ======



               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                           FIRST QUARTER 2005 RESULTS
                      (in thousands, except per share data)

                                                                                         Three Months Ended
                                                                                             January 31,

                                                                                       2005               2004
                                                                                       ----               ----
Reconciliation of Net Income Available to Common Stockholders
To Funds From Operations:

Net Income Applicable to Common and Class A Common Stockholders                      $10,286             $5,084

Plus:  Real property depreciation                                                      2,242              2,129
           Amortization of tenant improvements and allowances                            609                550
           Amortization of deferred leasing costs                                        180                113
           Minority Interests                                                             92                 92
Less: Gain on Sale of Real Estate Investment                                         (5,626)                  -
                                                                                     -------             ------
Funds from Operations Applicable to Common and Class A Common                         $7,783             $7,968
                                                                                      ======             ======

Funds from Operations (Diluted) Per Share:
Class A Common                                                                         $0.31              $0.32
                                                                                       =====              =====
Common                                                                                 $0.28              $0.29
                                                                                       =====              =====
